EXHIBIT 99.1
                                                                    ------------

GMX RESOURCES INC.
FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                     Ken L. Kenworthy, Jr.
Executive V. P., CFO                                      President, CEO
405.600.0711 x16                                          405.600.0711 x11


GMX RESOURCES INC. ANNOUNCES OPERATIONAL UPDATE, EXTENSION OF 10-K & SALE OF COMMON STOCK


OKLAHOMA CITY, OKLAHOMA, APRIL 7, 2004 GMX RESOURCES INC., NASDAQ NMS (NATIONAL MARKET SYSTEM) `GMXR', (WWW.GMXRESOURCES.COM) announced that three Company-owned and operated wells have been re-completed in the Pettit, Travis Peak & Cotton Valley formations in East Texas. They are producing 1,900 mcfgd (mcfgp=thousand cubic feet of gas per day) gross & 1,500 mcfgd net to the Company. The Pettit, Travis Peak wells should continue to improve from 290 mcfgd (gross) as plunger lift & pumping systems are being installed or improved. After the wells production is optimized, they should exhibit a 15% annual decline. The Cotton Valley completion initial production of 1,610 mcfgp (gross) should decline 40%-60% this year once gas lift has been installed. The Company also announces that its industry partner is completing the first well in the joint development of its Cotton Valley, Travis Peak & Pettit prospects located in East Texas. The well has been fracture treated in one zone and is producing 1,500 mcfgd gross & 240 mcfgd net to the Company. Further completion efforts on that well are underway. The second well being drilled by the industry partner has encountered several shows and is expected to reach total depth within the week.

The Company has extended its time to file its Annual Report 10-K until April 15, 2004, to give time for completion of its audit. The Company's net income for 2003 is expected to be approximately $400,000, compared to a loss of $445,000 in 2002.

In addition, the Company closed a private placement of 200,000 shares of common stock for $1,000,000 with an investor. GMXR now has 6,775,000 outstanding shares of common stock. Proceeds of the transaction will be used for general corporate purposes. The common stock sold by the Company in the private placement has not been registered under the Securities Act of 1933 or any state securities laws and may not be sold without registration or compliance with an exemption there from.

The Company expects to continue to seek additional sources of financing to further strengthen its financial condition. The Company has received several letters of interest from banks interested in providing additional credit to the Company and is in discussions with those lenders about terms, due diligence and longer-term debt.

MR. KEN L. KENWORTHY, JR. CEO, stated, "Our recent successes substantiate our perception of GMXR'S upside value of the reserve development & potential value on our acreage. Our joint venture partner and our technical team further strengthen our capabilities to pursue & execute the GMXR targeted strategic and operating objectives of growing production, reserves and shareholder value."

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GMX RESOURCES INC. is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMXR has 53 producing wells in Texas & Louisiana, 24 proved developed non-producing reservoirs, 48 proved undeveloped locations and several hundred other development locations. GMXR has 9,000 net acres on the Sabine Uplift of East Texas. GMXR has 7 producing wells in New Mexico. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMXR'S goal is to grow and build shareholder value every day.

THIS PRESS RELEASE INCLUDES CERTAIN STATEMENTS THAT MAY BE DEEMED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD-LOOKING STATEMENTS. THEY INCLUDE STATEMENTS REGARDING THE COMPANY'S FINANCING PLANS AND OBJECTIVES, DRILLING PLANS AND OBJECTIVES, RELATED EXPLORATION AND DEVELOPMENT COSTS, NUMBER AND LOCATION OF PLANNED WELLS, RESERVE ESTIMATES AND VALUES, STATEMENTS REGARDING THE QUALITY OF THE COMPANY'S PROPERTIES AND POTENTIAL RESERVE AND PRODUCTION LEVELS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSIS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS, AND OTHER FACTORS IT BELIEVES APPROPRIATE IN THE CIRCUMSTANCES, INCLUDING THE ASSUMPTION THAT THERE WILL BE NO MATERIAL CHANGE IN THE OPERATING ENVIRONMENT FOR THE COMPANY'S PROPERTIES. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, INCLUDING BUT NOT LIMITED TO COMMODITY PRICE RISKS, DRILLING AND PRODUCTION RISKS, RISKS RELATED TO WEATHER AND UNFORESEEN EVENTS, GOVERNMENTAL REGULATORY RISKS AND OTHER RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THERE IS ALSO A RISK THAT THE COMPANY MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN. REFERENCE IS MADE TO THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A MORE DETAILED DISCLOSURE OF THE RISKS. FOR ALL THESE REASONS, ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.